EXHIBIT 99.2

CoStar Group, Inc.
2 Bethesda Metro Center, 10th floor
Bethesda, MD 20814

March 25, 2003

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

     Re: Certification Of Principal Financial Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

     In connection with the accompanying Annual Report on Form 10-K of CoStar Group, Inc., for the year ended December 31, 2002, I, Frank A. Carchedi, Chief Financial Officer of CoStar Group, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1) such Annual Report on Form 10-K of CoStar Group, Inc., for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) the information contained in such Annual Report on Form 10-K of CoStar Group, Inc., for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of CoStar Group, Inc.

By: /s/ Frank A. Carchedi Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

     A signed original of this written statement required by Section 906 has been provided to CoStar Group, Inc. and will be retained by CoStar Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.